CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated September 8, 2006 , relating to the financial statements and financial highlights included in the Annual Reports to Shareholders and the investment portfolios included in Item 6 of Form-N-CSR of the American High-Income Municipal Bond Fund, Inc. and Limited Term Tax-Exempt Bond Fund of America and our report dated October 6, 2006 relating to the financial statements and financial highlights included in the Annual Report to Shareholders and the investment portfolio included in Item 6 of Form-N-CSR of The Tax-Exempt Bond Fund of America, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firms", and "Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

PricewaterhouseCoopers LLP
Los  Angeles, California
October 27, 2006